UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 12, 2020

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events.

On March 12, 2020, United Bankshares, Inc. (“United”) and Carolina Financial Corporation (“Carolina Financial”) received regulatory approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) for the merger (the “Merger”) of Carolina Financial with and into United pursuant to the Agreement and Plan of Merger, dated as of November 17, 2019 and the merger of CresCom Bank, a wholly-owned direct subsidiary of Carolina Financial, with and into United Bank, a wholly-owned direct subsidiary of United (the “Bank Merger”). United and Carolina Financial previously received the necessary regulatory approval for the Merger from the Virginia State Corporation Commission and the South Carolina Board of Financial Institutions. With the Federal Reserve Board approval, all requisite regulatory approvals have been received. The Merger is still subject to approval by United’s and Carolina Financial’s shareholders at special meetings of shareholders to be held by each company on April 2, 2020. Consummation of the Merger also remains subject to customary closing conditions.

The parties intend for the Merger and the Bank Merger to close on May 1, 2020, subject to the receipt of all required shareholder approvals and the satisfaction of other customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: March 17, 2020	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer